Exhibit 99.1

To our Shareholders, Bank First’s promise is to be a “relationship-based bank focused on providing innovative solutions that are value-driven to the communities we serve.” Bank First’s success over the years is built upon delivering this promise, which is focused on developing and growing relationships throughout Wisconsin. Our Board of Directors is responsible for ensuring our team of dedicated bankers delivers this promise. They provide the support and resources our team needs to continually deliver on our promise. Two of our board members, Dave Sachse and Mike Ansay, are retiring this year after serving Bank First as directors for the past 14 years. Their contributions to our success are immeasurable. I have had the privilege of working with both for over 30 years, and their dedication to building relationships based on trust and character has been instrumental to our growth. Bank First is a partner with Mike Ansay and his family in Ansay & Associates, a relationship-driven and solutions-oriented provider of insurance and benefits products. That partnership began in 2009, shortly after I became CEO of Bank First. At that time, the Bank had an insurance agency about to double in size through an upcoming acquisition. The agency’s former president had retired a couple of years earlier and the Bank could not find a leader to replace him. I contacted Mike Ansay and asked if he would consider purchasing the Bank’s insurance agency. After considering the idea, Mike came back to me with the idea of expanding our relationship with the Ansay family by merging our two agencies. This provided the scale Ansay & Associates needed to accelerate its growth and provided the Bank with the management expertise it required to run its agency. The partnership between Bank First and Ansay & Associates has been very successful. The regular referrals between our teams have led to new business relationships for both organizations. Moreover, the financial returns the agency provides to the Bank have been significant. Since 2009, the value of the Bank’s ownership stake in Ansay & Associates has increased by more than 700%. Similarly, the relationship we have grown with Dave Sachse, his businesses, and his family has provided exceptional returns to the Bank and its shareholders. Dave is a leader in business and industry in Sheboygan County. A banker at a competing institution in Sheboygan once told me their bank could never successfully compete with Bank First as long as Dave Sachse was on our Board of Directors. Opened in 2008, our Sheboygan office has grown to become by far the Bank’s largest, with nearly $500 million in loans with the assistance of Dave. Not only has Dave Sachse contributed to our success in Sheboygan County, but he has also played a significant role in the prosperity of the entire area. His efforts have created and saved hundreds of well-paying jobs in Sheboygan. I am grateful to have been a part of his many business successes and to have witnessed his leadership firsthand. The Bank has been very fortunate to have Mike Ansay and Dave Sachse on our Board of Directors over the years. As they retire from our Board, one thing will not change: the mutually beneficial relationship we have with both of them, their businesses, and their families. If you know Dave or Mike, please thank them for the integral roles they played in growing Bank First. Michael B. Molepske Chairman and CEO - (920) 652-3202 MESSAGE FROM THE CEO Ticker: BFC www.bankfirst.com CORPORATION MAY 2024 SHAREHOLDER NEWS MIKE MOLEPSKE Annual Shareholder Meeting is Monday, June 17, 2024 We hope you can join us for the Annual Shareholder Meeting, which will be held at: 4:00 PM ON MONDAY, JUNE 17, 2024 *NEW LOCATION* CAPITOL CIVIC CENTRE 913 S. 8TH STREET MANITOWOC, WISCONSIN You should have received your Annual Meeting notice by mail or email. Please don’t forget to vote your shares. Voting can be done online, by telephone, or by returning your proxy card in the mail. If you have questions, feel free to contact our Shareholder Services team by calling (920) 652-3360 or emailing shareholderservices@ bankfirst.com. We look forward to seeing you there! Refreshments will be served following the meeting. Quarterly Common Stock Cash Dividend Bank First’s Board of Directors approved a quarterly cash dividend of $0.35 per common share, payable on July 10, 2024, to shareholders of record as of June 26, 2024.

Total assets for the Company were $4.10 billion at March 31, 2024, down from $4.17 billion at March 31, 2023. Net loans were $3.34 billion, growing $59.0 million on a year-over-year basis. Deposits were $3.42 billion, contracting $47.2 million over that same time frame. Government stimulus programs following the emergence of the COVID-19 pandemic in 2020 led to significant increases in monetary liquidity in the financial system. As this liquidity has left the system over the past couple of years, deposits at banks across the country have declined. This decline has led to the failure of some institutions and increased competition among the rest to maintain deposit balances. The Company has weathered this period well, but is not immune to the competitive market for deposits. In addition to the previously noted year-over-year deposit decline, deposits that the Company has retained and attracted have come with a higher cost, increasing gross interest expense and negatively impacting net interest margin. Earnings per share for the quarter ended March 31, 2024, was $1.51, up from $1.09 for the first quarter of 2023. One-time costs during the first quarter of 2023, primarily relating to the acquisition of Hometown Bancorp, Ltd. (“Hometown”), reduced earnings per share by $0.41. The aforementioned impact of competition for deposits offset the realized period-over-period increase in first quarter profitability from enhanced scale and efficiency resulting from the acquisition of Hometown. Net interest income before provision for loan losses for the first quarter of 2024 totaled $33.3 million, an increase of $1.1 million over the first quarter of 2023. While gross interest income was up $8.4 million period-over-period, this was nearly matched by an increase of $7.3 million in gross interest expense. Provisions for credit losses totaled $0.2 million for the first quarter of 2024, down from $4.2 million for the same period during 2023. Due to accounting rules associated with acquired loan portfolios, the Hometown transaction during the first quarter of 2023 required a provision for credit losses during that quarter of $3.6 million. Continued strong asset quality metrics exhibited within the Company’s loan portfolio, along with a $0.6 million net recovery of previously charged-off loan balances during the most recent quarter, allowed for a reduced provision from the prior-year first quarter, even net of the impact from the Hometown transaction. Non-interest income totaled $4.4 million for the quarter ended March 31, 2024, down from $5.8 million during the first quarter of 2023. The Company sold 100% of its member interest in UFS, LLC (“UFS”) during the fourth quarter of 2023. While this transaction led to a $38.9 million gain on sale in that quarter, it also resulted in no revenue from UFS being recorded in the first quarter of 2024 compared to $0.9 million during the prior-year first quarter. Negative valuation adjustments to the Company’s mortgage servicing rights asset during the first quarter of 2024 totaling $0.3 million, compared to positive adjustments to this asset totaling $0.8 million in the first quarter of 2023, led to the remainder of the negative period-over-period comparison in non-interest income. Non-interest expense increased by $0.7 million, or 3.4%, from the first quarter of 2023, to $20.3 million for the first quarter of 2024. Transaction expenses related to the acquisition of Hometown totaled $1.3 million during the first quarter of 2023. Net of these expenses, non-interest expense increased 10.7% period-over-period. Data processing, which was up 28.2%, was the primary component of non-interest expense that contributed to this increase. The Company has made significant investments in technology during the first quarter of 2024 to enhance our customer experience. Total shareholders’ equity increased by $46.9 million to $609.3 million at March 31, 2024, compared to $562.4 million at March 31, 2023. FIRST QUARTER KEVIN LEMAHIEU Chief Financial Officer (920) 652-3362 Bank First is pleased to announce that Erin A. Davis has been appointed to the Board of Directors, effective April 16, 2024. Davis is the Chief Executive Officer of Quality Roasting, Inc. Quality Roasting is a Wisconsin-based soybean processing company, manufacturing soybean products for the feed and food industries. She joined the company in 2016 as the Director of Business Operations. In 2020, Davis founded QR Transport, LLC, a bulk transportation company offering food-grade hauling services. Before her roles at Quality Roasting, she worked for Swedish-based company Tetra Pak, where she held various engineering, sales and management roles in their dairy food processing division. “We are delighted to welcome Erin to the Board of Directors. Her strong background in business management and leadership of a valued customer of Bank First strengthens the diversity of our Board and our commitment to the community,” stated Molepske. “Erin brings a fresh perspective and unique skill set that will enrich our discussions and decision-making at the Board level. She represents a growing demographic of customers seeking innovative solutions and excellent service, and her addition to the Board will help us continue to meet those expectations.” Davis earned her Bachelor of Science Degree in Chemical Engineering with an emphasis in food processing from the University of Minnesota, Twin Cities. She has also been nominated to the Board of Directors of Bank First Corporation (NASDAQ: BFC), subject to a vote by the shareholders at the Annual Shareholder Meeting on June 17, 2024. DAVIS Erin Davis joins Bank First Board of Directors

3/31/2024 3/31/2023 Return on Average Assets (YTD) 1.50% 1.11% Return on Average Equity (YTD) 10.11% 8.33% Full-Time Equivalent Employee (FTE) - period end 361 389 Average Assets per Average FTE $ 11,200 $ 11,078 Dividend Payout Ratio 23% 23% Dividends Per Share (YTD) $ 0.35 $ 0.25 Net Interest Margin (YTD) 3.62% 3.74% Shares Outstanding - period end 10,129,190 10,407,114 3/31/2024 3/31/2023 ASSETS Cash, Cash Equivalents and Fed Funds Sold $ 83,374 $ 169,691 Investment Securities 250,152 275,927 Other Investments at Cost 21,290 21,598 Loans, Net 3,339,017 3,279,980 Premises and Equipment 69,621 63,736 Other Assets 336,470 356,296 Total Assets $ 4,099,924 $ 4,167,228 LIABILITIES Deposits $ 3,416,039 $ 3,463,235 Securities Sold Under Repurchase Agreements - 46,636 Borrowed Funds 47,295 70,994 Other Liabilities 27,260 23,991 Total Liabilities $ 3,490,594 $ 3,604,856 Total Shareholder Equity 609,330 562,372 Total Liabilities and Shareholder Equity $ 4,099,924 $ 4,167,228 3/31/2024 3/31/2023 Total Interest Income $ 49,272 $ 40,902 Total Interest Expense 15,923 8,668 Net Interest Income 33,349 32,234 Provision for Loan Losses 200 4,182 Net Interest Income After Provision for Loan Losses 33,149 28,052 Total Other Income 4,397 5,849 Total Operating Expenses 20,324 19,664 Income Before Provision for Income Taxes 17,222 14,237 Provision for Income Taxes 1,810 3,557 Net Income $ 15,412 $ 10,680 Earnings Per Share: Basic $ 1.51 $ 1.09 Earnings Per Share: Diluted $ 1.51 $ 1.09 FINANCIAL PERFORMANCE Consolidated Statements of Financial Condition Key Financial Metrics Consolidated Statements of Income (In Thousands) (In Thousands, Except Per Share Data)

Bank First announces new hires and promotions



SCHMIDT



YOUNG



HAESE



GOBIS



KASTEIN



KRAEMER

NIKKI SCHMIDT has joined Bank First as Assistant Vice President of Deposit Operations, overseeing Guest Services and ACH operations. With 17 years at Cellcom, moving from customer service to sales operations and training specialist, her expertise in fostering positive customer interactions and implementing efficient processes will enhance the Bank's operational effectiveness. Nikki has a bachelor of science degree in biology from UW-Green Bay and a secondary education certificate from Silver Lake College.

SHELLEY YOUNG has joined the Bank as Retail Banking Officer. Shelley joins Bank First with 33 years of experience in the mortgage industry, including the last 24 years as a Mortgage Loan Officer. Her professional experience will be a key asset as she serves the Bank's new and existing retail customers in Waupaca and the surrounding communities. Shelley earned her degree in travel and tourism from Southeastern Academy in Kissimmee, Florida.

BRENDA HAESE has been promoted to Assistant Vice President – Human Resources, recognizing her contributions since joining the Bank in 2022. Brenda brings over 15 years of human resource experience to her role, where she has significantly improved our talent recruitment and employee development processes. Brenda graduated with a bachelor's degree in business administration from UW-Green Bay and is advancing her education with a master's degree from UW-Whitewater.

PETE GOBIS has joined the Bank as Vice President – Deposit Operations. With over 12 years of banking experience, Pete brings knowledge to Bank First, including expertise from his recent position as AVP Card Services Manager, where he oversaw debit card, credit card, and ATM programs at another local financial institution. At Bank First, Pete will lead the strategy and development of the Bank's card, ACH, and customer service functions, including electronic banking. Pete earned his business administration degree from UW-Green Bay.

NATHAN KASTEIN has been promoted to Market President. With 20 years of experience marked by a commitment to providing tailored solutions for businesses, Nathan focuses on understanding the unique needs of his clients, offering strategic guidance and fostering enduring partnerships. Since joining Bank First in 2018, Nathan has consistently demonstrated exceptional leadership, dedication, and a deep commitment to delivering unparalleled service to the Bank's clients. Nathan holds a bachelor's degree in business administration with majors in finance and marketing from UW-Oshkosh as well as a Master of Business Administration from the University of Phoenix.

BRANDON KRAEMER has been promoted to Assistant Vice President – Deposit Operations. Since joining Bank First in 2011, Brandon has proven to be a key member of the team, serving various roles in Deposit Operations and Retail Loan Servicing. In his new role, Brandon will provide a high level of support and service to the Bank's Research and Adjustments, Account Review, and HSA / IRA teams. Brandon holds a bachelor's degree in business administration with an emphasis in finance from UW-Green Bay.

Bank First celebrates groundbreaking at new Fond du Lac site


LATE 2024!


BankFirst

THE NEW **FOND DU LAC** OFFICE, LOCATED ON WEST JOHNSON STREET, IS SCHEDULED TO OPEN IN LATE 2024.

BankFirst

Ansay & ASSOCIATES
Insurance & Benefit Solutions

UFS
thrive. together.

Let's stay in touch. Follow us!